UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2008
Columbus Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-33467	20-533217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 58th Floor, New York, NY	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 418-9600

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     On December 15, 2008, Columbus Acquisition Corp., a Delaware corporation (“Columbus”), IDE Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of Columbus (“IDE Acquisition”), and Integrated Drilling Equipment Company, a Delaware corporation (“IDE”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
     Pursuant to the terms of the Merger Agreement and subject to the satisfaction of the conditions contained therein, IDE will merge with and into IDE Acquisition, with IDE Acquisition as the surviving entity in the merger (the “Merger”), and all of the outstanding shares of capital stock of IDE will, by virtue of and upon the Merger, be automatically exchanged for and converted into an aggregate of (i) $43 million in cash, (ii) such number of shares of common stock, par value $0.0001 per share, of Columbus (“Columbus Common Stock”) as shall have a value (based on the Trust Value Per Share, as defined below) of $50 million, and (iii) subject to Columbus equaling or exceeding certain performance targets following the Merger and to certain adjustments based on the net debt and net working capital of IDE on the closing date of the Merger (the “Closing Date”), additional shares of Columbus Common Stock having a value (based on the Trust Value Per Share) of up to $156 million (the shares that may be issued pursuant to this clause (iii) upon and subject to the satisfaction of the criteria referred to above are referred to herein as the “Contingent Consideration”). The “Trust Value Per Share” means the value per share of the funds held in the trust account that holds the proceeds from Columbus’s initial public offering (“IPO”), excluding the deferred underwriting discounts and commissions from the IPO, as of the second business day prior to the Closing Date. Columbus has the right to pay up to 20% of the Contingent Consideration in cash rather than in shares of Columbus Common Stock.
     Concurrent with the closing of the Merger (the “Closing”), shares of Columbus Common Stock having a value of $12,500,000 (based on the Trust Value Per Share) to be received by IDE stockholders as consideration at the Closing will be placed in escrow until ten (10) business days following the filing of Columbus’s Annual Report on Form 10-K for the year ended December 31, 2009, to provide for the payment of any indemnification claims that may be made by Columbus under the Merger Agreement. The shares of Columbus Common Stock placed in escrow represent the sole recourse of Columbus for its indemnification claims under the Merger Agreement.
     Consummation of the Merger is subject to customary closing conditions, including (a) approval by Columbus stockholders of the acquisition of the Merger; (b) approval by Columbus stockholders of certain amendments to the certificate of incorporation of Columbus; and (c) that fewer than 30% of the shares of Columbus Common Stock issued in the IPO vote against the Merger and demand to convert their shares for cash in accordance with Columbus’s amended and restated certificate of incorporation. The Merger Agreement will be terminated under certain circumstances including, without limitation, if (a) the Closing does not occur on or before May 18, 2009; (b) the stockholders of Columbus do not approve the Merger; or (c) holders of 30% or more of the shares of Columbus Common Stock that were issued in the IPO vote against the Merger and properly elect to convert their shares into cash.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
     The Merger Agreement has been included as an exhibit to this Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Columbus, IDE Acquisition or IDE. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Columbus, IDE Acquisition or IDE or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Columbus’s public disclosures.
Shareholders’ Agreement
     In connection with the Merger Agreement, Columbus, Stephen D. Cope, as escrow representative, Columbus’s initial stockholders (the “Founders”) and certain stockholders of IDE (the “IDE Shareholders”) entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”). Under the Shareholders’ Agreement, the IDE Shareholders have agreed not to transfer any shares of Columbus Common Stock issued to them in the Merger and the Founders have agreed not to transfer any shares of Columbus Common Stock held by them at the Closing, excluding any shares of Columbus Common Stock that may be acquired by the Founders after the execution of the Merger Agreement, for a period of one year after the Closing, with certain limited exceptions for certain private transfers (e.g., to family members and affiliates) if the transferee agrees to be bound by the terms of the Shareholders’ Agreement. In addition, the Shareholders’ Agreement provides for registration rights with respect to shares of Columbus Common Stock and grants certain rights to the Founders and the IDE Shareholders to elect members of the board of directors of Columbus. A copy of the Shareholders’ Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     Pursuant to the Shareholders’ Agreement, upon the Closing, the Founders will designate one member to the board of directors of Columbus (the “Founder Director”), the IDE Shareholders will designate two members to the board of directors of Columbus, and four members of the board of directors of Columbus will be “independent” under the rules of the NYSEAlternextUS (the “Independent Directors”), two of which will be designated by the Founders, and the other two of which will be designated by the IDE Shareholders.
     The foregoing description of the Merger Agreement and the Shareholders’ Agreement, and the transactions and agreements contemplated thereby, does not purport to be complete and is subject to and qualified in its entirety by the full text of the Merger Agreement and the Shareholders’ Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and the terms of which are incorporated herein by reference.

Item 8.01. Other Events.
     On December 15, 2008, Columbus issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Attached hereto as Exhibit 99.2 is a copy of a presentation and other information being provided by Columbus to certain investors regarding the proposed acquisition of IDE, which is incorporated herein by reference.
Item 9.01(d). Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of December 15, 2008, by and among Columbus Acquisition Corp., IDE Acquisition, LLC and Integrated Drilling Equipment Company.

10.1	Shareholders’ Agreement, dated as of December 15, 2008, by and among Columbus Acquisition Corp., Stephen D. Cope, as escrow representative, certain stockholders of Columbus Acquisition Corp. and certain stockholders of Integrated Drilling Equipment Company.

99.1	Press Release of Columbus Acquisition Corp., dated December 15, 2008.

99.2	Investor Presentation of Columbus Acquisition Corp., dated December 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS ACQUISITION CORP.
Date: December 15, 2008	By:	/s/ Andrew Intrater
		Name:	Andrew Intrater
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 15, 2008, by and among Columbus Acquisition Corp., IDE Acquisition, LLC and Integrated Drilling Equipment Company.

10.1	Shareholders’ Agreement, dated as of December 15, 2008, by and among Columbus Acquisition Corp., Stephen D. Cope, as escrow representative, certain stockholders of Columbus Acquisition Corp. and certain stockholders of Integrated Drilling Equipment Company.

99.1	Press Release of Columbus Acquisition Corp., dated December 15, 2008.

99.2	Investor Presentation of Columbus Acquisition Corp., dated December 2008.